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                                                                    EXHIBIT 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 30, 2003, except for Note 12, which is as of November 21, 2003, relating to the financial statements of Speedera Networks, Inc., which appears in Amendment No. 1 to Current Report on Form 8-K of Akamai Technologies, Inc. dated August 26, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 27, 2006